START  NON-MANAGEMENT PROXY SOLICITATION





John Lauve declares a NON-management proxy solicitation has begun on 27 April 2006.



The purpose is to elect alternate Directors that have been nominated according to the GM by-laws. This Renaissance Slate Directors will implement our Return to Greatness plan.



The clear record of the current Titanic Directors has been market rejection, junk credit rating, & financial loss including dividends. (See GM Annual Report).



GM must be a gas mileage, value leader, yet they refuse to install a gas gage that shows the tank capacity in gallons & when 1 gallon remains.



John Lauve will comply with SEC rules to include an approval by the SEC of our proxy statement for the June 6, 2006 Annual Meeting. Also note, www.GeneralWatch.com <http://www.generalwatch.com/>,

Created by Director Nominee Dollinger, is not  a proxy solicitor.   All
proxy information will be officially filed on SEC EDGAR computer & available for free.



The Nominees are;

           John Chevedden, James Dollinger , Dean Fitzpatrick, Lucy Kessler, John Lauve, Louis Lauve III, Steve Mahac, Erik Nielsen, Larry Parks, Danny Taylor, William Walde, & William Woodward
M.D.



My address is;

                              John Lauve, 200 N. Saginaw, Holly, MICH
48442    (313) 492-0579